EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated November 2, 2000 with respect to the Omega Research, Inc. and subsidiaries consolidated financial statements included in TradeStation Group, Inc.'s Form S-4 Registration Statement (No. 333-34922) and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP
-----------------------

ARTHUR ANDERSEN LLP



Miami, Florida,
  January 2, 2001.